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                                                                    EXHIBIT 5.01

         AMENDMENT NUMBER FOUR TO AMENDED AND RESTATED CREDIT AGREEMENT

     This AMENDMENT NUMBER FOUR TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") dated as of October 14, 1999 is entered into by and between OCULAR SCIENCES, INC., a Delaware corporation ("Ocular Sciences"), and OCULAR SCIENCES PUERTO RICO, INC., a Delaware corporation ("O.S.I. Puerto Rico"), and COMERICA BANK-CALIFORNIA, a California chartered bank (the "Lender").

                                    RECITALS

     A. Ocular Sciences and O.S.I. Puerto Rico (each, a "Borrower" and collectively, the "Borrowers") and the lender are parties to a certain Amended and Restated Credit Agreement dated as of November 7, 1997, as amended by Amendment Number One to Amended and Restated Credit Agreement dated as of August 5, 1998, Amendment Number Two to Amended and Restated Credit Agreement dated as of April 27, 1999, and Amendment Number Three to Amended and Restated Credit Agreement dated as of June 28, 1999 (as so amended, the "Agreement").

     B. The Borrowers have requested that the Lender amend the Agreement in certain respects.

     C. The Lender is willing so to amend the Agreement upon the terms and subject to the conditions set forth below.


                                   AGREEMENT

     NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Capitalized terms used in this Amendment and not otherwise defined shall have the respective meanings set forth in the Agreement.

     2.   The definition of "Fixed Charge Coverage Ratio" set forth in Section
1.1 of the Agreement is hereby amended to read in its entirety as follows:

          FIXED CHARGE COVERAGE RATIO means, as of any Fiscal Quarter End Date, the ratio of (i) Cash Flow for the four
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     consecutive Fiscal Quarters ending on such Fiscal Quarter End Date, divided by (ii) the sum of (A) Consolidated Interest Expense for the four consecutive Fiscal Quarters ending on such Fiscal Quarter End Date, plus
     (B) the aggregate of all principal payments with respect to all indebtedness for borrowed money (including Capital Leases but specifically excluding Facility A Advances and Facility B Advances) due and payable by Ocular Sciences or any of its consolidated Subsidiaries during the four consecutive Fiscal Quarters following such Fiscal Quarter End Date, plus
     (C) from the Closing Date through April 30, 2000, an assumed amount of $2,222,222, plus (D) from and after May 1, 2000, the aggregate principal amount of outstanding Facility B Advances due and payable by O.S.I. Puerto Rico during the four consecutive Fiscal Quarters following such Fiscal Quarter End Date.

     3. The definition of "Negotiated Rate Advance" set forth in Section 1.1 of the Agreement is hereby amended to read in its entirety as follows:

          NEGOTIATED RATE ADVANCE means a Base Rate Advance or a Eurodollar Rate Advance under Facility B that, from and after May 1, 2000, is converted into an Advance bearing interest at the Negotiated Rate as provided in
     Section 2.6(d).

     4. Section 2.1(b) of the Agreement is hereby amended to read in its entirety as follows:

          (b) FACILITY B ADVANCES. Subject to the terms and conditions herein, the Lender agrees to make Facility B Advances to O.S.I. Puerto Rico, from time to time on any Business Day from the Closing Date through April 30, 2000, in an aggregate principal amount outstanding at any time not to exceed the Facility B Amount, as such Facility B Amount may be reduced from time to time in accordance with the provisions of this Agreement. Notwithstanding the preceding sentence or any other provision hereof to the contrary, O.S.I. Puerto Rico may not request, and the Bank shall have no obligation to make, Negotiated Rate Advances prior to May 1, 2000. From and after May 1, 2000, subject to the terms and conditions hereof, O.S.I. Puerto Rico may request that outstanding Base Rate Advances and outstanding Eurodollar Rate Advances under Facility B be converted into Negotiated Rate Advances pursuant to Section 2.8 of this Agreement. Facility B Advances which are repaid or prepaid by O.S.I. Puerto Rico may not be reborrowed.

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     5.   Section 2.5(b) of the Agreement is hereby amended to read in its entirety as follows:

          (b) FACILITY B. The Facility B Advances shall be repaid to the Lender in consecutive principal installments of $300,000 (or such lesser amount as is then outstanding with respect to Facility B), which shall be payable on the last day of each January, April, July and October, with the first such installment to be paid on July 31, 2000, and the last such installment to be paid on October 31, 2004, at which time the entire unpaid principal and accrued but unpaid interest with respect to the Facility B Advances shall be due and payable in full.

     6. Section 2.5(c) of the Agreement is hereby amended to read in its entirety as follows:

          (c) MATURITY. Facility A shall terminate on the Facility A Maturity Date at which time all outstanding amounts under this Agreement shall be due and payable. Facility B shall terminate on October 31, 2004 at which time the Facility B Advances and any accrued but unpaid interest thereon shall be due and payable.

     7. Section 2.6(d) of the Agreement is hereby amended to read in its entirety as follows:

          (d) NEGOTIATED RATE ADVANCES. Whenever such Advance is a Negotiated Rate Advance under Facility B, a rate per annum equal on each day during the Interest Period for such Negotiated Rate Advance to the sum of the Negotiated Rate for such Interest Period determined for such day plus the Applicable Amount attributable to Negotiated Rate Advances, with all interest so accrued payable quarterly in arrears on the last day of each January, April, July and October, commencing July 31, 2000 and on such other date that the Facility B Advances are repaid, or required to be repaid, in full.

     8. Each Borrower hereby certifies to the Lender that (a) it has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Agreement as amended by this Amendment, (b) the execution, delivery and performance of this Amendment have been duly authorized by all necessary corporate action on the part of each Borrower, (c) the representations and warranties contained in the Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date of this Amendment, and (d) no Event of Default or Potential Default has occurred and is continuing.
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     9.  Except as specifically amended pursuant to the foregoing paragraphs of this Amendment, the Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects. Nothing herein shall be deemed to relieve or diminish the obligations of Ocular Sciences or O.S.I. Puerto Rico under the Loan Documents.

     10. The Borrowers agree to reimburse the Lender for all reasonable costs and expenses incurred by it in connection with this Amendment, including the reasonable fees and expenses of the Lender's counsel with respect thereto.

     11. This Amendment shall become effective when the Lender shall have received (a) a duly executed original of this Amendment, (b) a Consent of Guarantor duly executed by Ocular Sciences in the form attached hereto, and (c) a Consent of Guarantor duly executed by O.S.I. Puerto Rico in the form attached hereto.

     12. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     13. This Amendment and the Agreement constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

     14. This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California without regard to conflicts of laws principles.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers as of the date first above written.


                                          OCULAR SCIENCES, INC.

                                          By: /s/ GREGORY E. LICHTWARDT
                                              ------------------------------
                                              Name: Gregory E. Lichtwardt
                                              Title: Vice President, Finance
                                                     and Chief Financial Officer

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                        OCULAR SCIENCES PUERTO RICO, INC.

                        By: /s/ GREGORY E. LICHTWARDT
                           -------------------------------------
                           Name:   Gregory  E. Lichtwardt
                           Title:  Secretary

                        COMERICA BANK-CALIFORNIA

                        By: /s/ LORI S. EDWARDS
                           -------------------------------------
                           Name:   Lori S. Edwards
                           Title:  Senior Vice President


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                              CONSENT OF GUARANTOR

     The undersigned, as a guarantor under that certain Parent Guaranty dated as of November 7, 1997 (the "Parent Guaranty") executed in favor of COMERICA BANK-CALIFORNIA, a California chartered bank (the "Lender"), with respect to the obligations of OCULAR SCIENCES PUERTO RICO, INC., a Delaware corporation, owing to the Lender, hereby acknowledges notice of the foregoing Amendment Number Four to Amended and Restated Credit Agreement dated as of October 14, 1999, consents to the terms contained therein, and agrees that the Parent Guaranty shall remain in full force and effect, without defense, offset or counterclaim.

                                OCULAR SCIENCES, INC.

                                By: /s/ GREGORY E. LICHTWARDT
                                   -------------------------------------
                                   Name:   Gregory  E. Lichtwardt
                                   Title:  Vice President, Finance
                                           and Chief Financial Officer


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                              CONSENT OF GUARANTOR


     The undersigned, as a guarantor under that certain Amended and Restated Subsidiary Guaranty dated as of November 7, 1997 (the "Subsidiary Guaranty") executed in favor of COMERICA BANK-CALIFORNIA, a California chartered bank (the "Lender"), with respect to the obligations of OCULAR SCIENCES, INC., a Delaware corporation, owing to the Lender, hereby acknowledges notice of the foregoing Amendment Number Four to Amended and Restated Credit Agreement dated as of October 14, 1999, consents to the terms contained therein, and agrees that the Subsidiary Guaranty shall remain in full force and effect, without defense, offset or counterclaim.


                                   OCULAR SCIENCES, PUERTO RICO, INC.


                                   By:  /s/ GREGORY E. LICHTWARDT
                                       ------------------------------------
                                       Name: Gregory E. Lichtwardt
                                       Title: Secretary


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